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                                                                    EXHIBIT 4(g)

                   AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT

         This Amendment No. 4 to Note Purchase Agreement (this "Amendment") is entered into as of March 23, 1998 by PIONEER-STANDARD ELECTRONICS, INC. (the "Company") and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (the "Noteholder").

PRELIMINARY STATEMENT.

         WHEREAS, the Company and the Noteholder have entered into a Note Purchase Agreement, dated as of October 31, 1990 (the "Original Purchase Agreement"), pursuant to which, at a closing held on November 2, 1990, the Noteholder purchased $20,000,000 in aggregate principal amount of the Company's 9.79% Senior Notes due November 1, 2000 (the "Notes"), which Original Purchase Agreement has been amended by that certain Amendment No 1 to Note Purchase Agreement, dated as of November 1, 1991, that certain Amendment No. 2 to Note Purchase Agreement, dated as of November 30, 1995, and that certain Amendment No. 3 to Note Purchase Agreement, dated as of August 12, 1996 (as so amended, the "Purchase Agreement"). The Noteholder was the sole purchaser and remains the sole record and beneficial owner of the Notes. Capitalized terms used herein and not otherwise defined herein are used with the meanings assigned thereto in the Purchase Agreement.

         WHEREAS, the Company acknowledges that since August 1, 1997, the Company has been in Default under the terms of the Purchase Agreement because it engaged in transactions described in Section 2.4 herein, prior to the execution by the Noteholder of this Amendment No. 4 (the "Default").

         WHEREAS, on the terms and subject to the conditions set forth in this Amendment, and as an inducement to the Noteholder to waive the Company's Default acknowledged herein, the Company and the Noteholder desire to amend the Purchase Agreement as set forth below.

         NOW, THEREFORE, the Company and the Noteholder agree as follows:

SECTION 1. GENERAL REPRESENTATIONS AND WARRANTIES OF
                  THE COMPANY.

         The Company hereby represents and warrants to the Noteholder as follows:

         Sec. 1.1 REPRESENTATIONS AND WARRANTIES IN PURCHASE AGREEMENT. The representations and warranties with respect to the Company contained in the Purchase Agreement are true and correct in all material respects and the Noteholder shall be entitled to
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rely on such representations and warranties as if they were made to the
Noteholder in this Amendment as of the date hereof.

         Sec. 1.2 REPRESENTATIONS AND WARRANTIES IN CREDIT AGREEMENT. The representations and warranties with respect to the Company contained in the Credit Agreement and in any document, certificate or instrument delivered pursuant to the Credit Agreement are true and correct in all material respects and the Noteholder shall be entitled to rely on such representations and warranties as if they were made to the Noteholder in this Amendment as of the date hereof.

         Sec. 1.3 REPRESENTATIONS AND WARRANTIES IN SUBORDINATION AGREEMENT. The representations and warranties with respect to the Company contained in the Subordination Agreement and in any document, certificate or instrument delivered pursuant to the Subordination Agreement are true and correct in all material respects and the Noteholder shall be entitled to rely on such representations and warranties as if they were made to the Noteholder in this Amendment as of the date hereof.

SECTION 2. AMENDMENTS TO THE PURCHASE AGREEMENT.

         The Purchase Agreement is hereby amended in the following respects:

         Sec. 2.1. AMENDMENT TO SEC. 9.15 OF THE PURCHASE AGREEMENT. Sec. 9.15 of the Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following new Sec. 9.15 in lieu thereof:

                           Sec. 9.15 MERGER; SALE OF ASSETS. Other than the
                  Reorganization, the Initial Receivables Transfer or any Additional Receivables Transfer, neither the Company nor any Restricted Subsidiary will enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of its property or business, unless approved in advance by the holders of at least 66-2/3% in aggregate unpaid principal amount of the Notes then Outstanding.

         Sec. 2.2. AMENDMENT OF SEC. 9.24 TO THE PURCHASE AGREEMENT. Sec. 9.24 of the Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following Sec. 9.24 in lieu thereof:

                           Sec. 9.24 INVESTMENT AND LOAN LINK. Neither the
                  Company nor any Restricted Subsidiary, together or individually, directly or indirectly, in any instance or in the aggregate over time may: (a) invest in any manner more than $10,800,000 in Pioneer/Canada or (b) loan more than an aggregate principal amount of (i) $25,000,000 to Pioneer/Canada; (ii) $55,000,000 to Pioneer/Maryland; (iv)


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         $85,000,000 to Limited Partnership; (v) $15,000,000 to
         Pioneer/Minnesota; and (vi) $10,000,000 to Pioneer/Illinois.

     Sec. 2.3   AMENDMENT TO SEC. 12.1 OF THE PURCHASE AGREEMENT. The following definitions are hereby added to Sec. 12.1 of the Purchase Agreement, to be inserted therein in the appropriate alphabetical order:

         The term "Amendment No. 4" shall mean Amendment No. 4 to Note Purchase Agreement dated as of March 23, 1998 between the Company and the Noteholder.

         The term "Subordination Agreement" shall mean the Subordination Agreement dated as of June 30, 1997 among Limited Partnership, the Company, certain lenders, National City Bank, as agent for such lenders, and executed effective as of March 23, 1998 by the Noteholder.

         The term "Initial Receivables Transfer" shall mean the receivables transfer of the Company to Pioneer LP in a maximum amount not to exceed $90,000,000, as described in Item 6 of Exhibit C hereto.

         The term "Additional Receivables Transfer" shall mean any of the one or more transfers of additional receivables of the Company to Pioneer LP in a maximum aggregate amount not to exceed $30,000,000, as described in
     Item 6 of Exhibit C hereto.

     Sec. 2.4. AMENDMENT TO EXHIBIT C TO THE PURCHASE AGREEMENT. Exhibit C to the Purchase Agreement is hereby amended by adding the following Item 6 thereto:

         6.       DESCRIPTION OF INITIAL RECEIVABLES TRANSFER AND
                          ADDITIONAL RECEIVABLES TRANSFER

         Pursuant to the restructuring of Pioneer-Standard Electronics, Inc. (the "Company"), the Company transferred approximately, but not in excess of, $90,000,000 in accounts receivables (the "Receivables") to Pioneer-Standard Electronics, Ltd. ("Pioneer LP"), its wholly-owned subsidiary (the "Initial Receivables Transfer"). The Initial Receivables Transfer occurred on August 1, 1997 and was a capital contribution to Pioneer LP. At the completion of the Initial Receivables Transfer, Pioneer LP owns the Receivables and the proceeds to be collected from the Receivables.

         Subsequent to the Initial Receivables Transfer, Pioneer LP paid the Company a servicing fee to collect the Receivables on behalf of Pioneer LP. Pioneer LP then loaned the Company, on a daily basis, as the cash is collected from customers, the proceeds of the Receivables. The Receivables transferred as part of the Initial Receivables Transfer were collected and loaned back to the Company within the fifty-day period commencing with the Initial Receivables Transfer.

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         After such fifty-day elapsed, a $90,000,000 loan from Pioneer LP to the Company will be outstanding and is evidenced by a demand note.

         The Company also will have the right to perform one or more additional transfers of accounts receivables (the "Additional Receivables") to Pioneer LP (each, an "Additional Receivables Transfer") in an aggregate amount not to exceed $30,000,000.

         Upon the completion of any Additional Receivables Transfer, Pioneer LP will own the Additional Receivables and the proceeds to be collected from the Additional Receivables.

         Subsequent to any Additional Receivables Transfer, Pioneer LP will pay the Company a servicing fee to collect the Additional Receivables on behalf of Pioneer LP. Pioneer LP will then loan to the Company, on a daily basis, as the cash is collected from customers, the proceeds of the Additional Receivables.

SECTION 3.   CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.

         This Amendment shall not be effective unless and until each party hereto shall have executed and delivered an original counterpart hereof and the following conditions shall been satisfied or waived:

     Sec. 3.1     OPINIONS OF COUNSEL FOR THE COMPANY. The Noteholder and its
special counsel shall have received from Calfee, Halter & Griswold, Cleveland, Ohio, special counsel for the Company, an opinion, dated the date hereof, in form and substance satisfactory to the Noteholder and its special counsel, relating to the due authorization, execution and delivery by the Company of this Amendment and the enforceability against the Company of this Amendment, in accordance with its terms.

     Sec. 3.2     SUBORDINATION AGREEMENT. The Subordination Agreement and all
other agreements, documents, certificates or instruments delivered in connection therewith shall have been reduced to writing and furnished to the Noteholder and its special counsel, and the Subordination Agreement and such other agreements, documents, certificates and instruments (collectively, "Documents") shall be in form and substance satisfactory to the Noteholder and its special counsel. The Noteholder and its special counsel shall have received from Calfee, Halter & Griswold, Cleveland, Ohio, special counsel for the Company, an opinion, dated the date hereof, in form and substance satisfactory to the Noteholder and its special counsel, relating to the due authorization, execution and delivery by the Company and Pioneer LP of the subordination Agreement and the enforceability against the Company and Pioneer LP of the Subordination Agreement, in accordance with its terms. The Noteholder shall also have received an Officer's Certificate of the Company certifying that attached thereto are true, correct and complete copies of a fully executed Subordination Agreement and such other Documents, that such Documents constitute the only other agreements between such parties relating to the transactions contemplated by the Subordination Agreement, and that the Subordination Agreement and each other Document is in full force and effect without any term or condition thereof having been amended, modified or waived.

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SECTION 4.   WAIVER OF DEFAULT.

     Sec. 4.1.    The Noteholder hereby waives the Default by the Company as acknowledged herein.

SECTION 5.   MISCELLANEOUS

     Sec. 5.1.    CROSS-REFERENCES. References in this Amendment to any Section
(or "Sec.") are, unless otherwise specified, to such Section (or "Sec.") of this Amendment.

     Sec. 5.2.    INSTRUMENT PURSUANT TO PURCHASE AGREEMENT. This Amendment is
executed pursuant to Sec. 13.4 of the Purchase Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with all of the terms and provisions of the Purchase Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Purchase Agreement and the Notes shall remain unamended and unwaived. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Purchase Agreement or the Notes or of any term or provision of any other document or of any transaction or further action on the part of the Company which would require the consent of any Noteholder under the Purchase Agreement.

     Sec. 5.3.    SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     Sec. 5.4.    COUNTERPARTS. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same instrument.

     Sec. 5.5.    GOVERNING LAW. This Amendment shall be governed by and
construed in accordance with the law of the State of New York.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers duly authorized thereunto as of the date and year first above written.

                                    PIONEER-STANDARD ELECTRONICS, INC.


                                    By: /s/ John V. Goodger
                                       -------------------------------------
                                       Title: Vice President, Treasurer and
                                              Assistant Secretary


                                    TEACHERS INSURANCE AND ANNUITY
                                      ASSOCIATION OF AMERICA


                                    By: /s/ Authorized Officer
                                       -------------------------------------

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